Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statements (No. 333-220205) on Form S-3 and (Nos. 333‑53291, 333-129929, 333-139019, 333-139020, 333-149046, 333-156364, 333-163705, 333-163707, 333-172775, 333-177770, 333-177771, 333-183240, 333-184756, 333-192161, 333-199917, 333-209383, 333-209384, 333-212672 and 333-217735) on Form S-8 of Mercury Systems, Inc. of our report dated January 17, 2018, relating to the consolidated financial statements of Ceres Systems and Subsidiaries, appearing in the Current Report on Form 8-K/A.

/s/SingerLewak LLP

San Jose, California

March 2, 2018